UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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This presentation was used by directors and the Chief Financial Officer of Texas Industries, Inc. beginning on October 1, 2009.

TEXAS INDUSTRIES, INC.

INVESTOR PRESENTATION

OCTOBER 1, 2009

FORWARD-LOOKING STATEMENT

Certain statements contained in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on Texas Industries' business; changes in economic conditions specific to any one or more of Texas Industries' markets; the cyclical and seasonal nature of Texas Industries' business; the level of construction activity in Texas Industries' markets; changes in demand; abnormal periods of inclement weather; unexpected periods of equipment downtime; changes in costs of raw materials, fuel and energy; changes in the cost or availability of transportation; unexpected operational difficulties; changes in interest rates; the timing and amount of federal, state and local funding for infrastructure; delays in announced capacity expansions; ongoing volatility and uncertainty in the capital or credit markets; the impact of environmental laws, regulations and claims, and changes in governmental and public policy; and other risks and uncertainties described in Texas Industries' reports on SEC Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and Texas Industries assumes no obligation to publicly update such statements.

TXI: A LEADING PRODUCER OF HEAVY CONSTRUCTION MATERIALS

Key Facts

- Texas Industries is a leading producer of heavy construction materials
  - ◊ Largest producer of cement in Texas (30% of total production capacity)
  - ◊ 2nd largest producer of cement in Southern California
- 2009 shipments
  - ◊ 4.0 million tons of finished cement
  - ◊ 16.5 million tons of natural aggregates
  - ◊ 1.4 million cubic yards of lightweight aggregates
  - ◊ 2.9 million cubic yards of ready-mix concrete
- 88 operating manufacturing facilities in six states
- Approximately 2,100 employees

Segment Revenues


Cement 39.6%
Consumer Products 36.5%
Aggregates 23.9%

Total Revenues: $839mm

Operating Markets


WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
KY
TN
AL
OH
GA
FL
WV
VA
NC
SC
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
HI
AK
Primary Markets
Secondary Markets

OUR STRATEGY

- Be a leading supplier in the most attractive markets
- Establish TXI as a low cost supplier in the industry
- Maintain plants close to key end markets
- Offer diversified product mix and broad range of end-user markets
- Continue to build upon long-standing customer relationships
- Guided by an experienced management team

North Texas Cement Plant



New California Cement Plant



TXI'S BOARD IS BEST POSITIONED TO ENHANCE VALUE FOR ALL SHAREHOLDERS

TXI's Board has positioned the Company to create significant value for shareholders by:

❶ Investment in key regions – recent capital investment projects have created a highly efficient and low cost production profile in key TX and CA markets

- These investments were made in a difficult time and are expected to bear fruit as the markets return. These actions will generate value to shareholders

❷ Strong cost management – TXI has aggressively controlled costs through reductions in headcount, compensation, and other expenses and has optimized production levels

❸ Conservative balance sheet – TXI has no near-term maturities or financial maintenance covenants and has in excess of $100 million of liquidity, positioning the company to weather the current downturn

The Result: TXI is well-positioned to grow revenues and substantially accelerate profitability as the market recovers

- TXI's current board is independent, operationally experienced and has the industry background necessary to guide the Company
- Shamrock's slate has limited operational and industry exposure and has established no meaningful agenda

TXI's Board has the experience and strategic vision to guide the Company at this critical stage

HIGHLY ATTRACTIVE MARKETS

TXI's CORE MARKETS: TEXAS AND CALIFORNIA

- Texas and California are two attractive markets that are the main focus of TXI's strategy:
  - Two largest cement markets in the U.S.
  - Account for almost 25% of cement consumption
  - Receive the largest share of federal transportation funding
  - Favorable demographics
    - Large populations
    - Above average population growth rates

TXI is well positioned in key markets that pave the way for future growth

TEXASCEMENT CONSUMPTION HAS EXCEEDED CAPACITY FOR MANY YEARS

~80% of TXI revenues from Texas



18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
Thousands of Tons
1987A
1989A
1991A
1993A
1995A
1997A
1999A
2001A
2003A
2005A
2007A
2009E
TX Consumption
TX Capacity

Source: PCA, Company estimates,
Note: Years are calendar years.

ROBUST DEMOGRAPHIC FUNDAMENTALS SHOULD DRIVE CONSUMPTION ABOVE CAPACITY IN THE LONG-TERM

Texas Market – 1980, 2000 AND 2020



Texas Population and Cement Consumption
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Thousands
Population CAGR: 1.8%
Cement Consumption CAGR: 2.3%
(projected)
1980
2000
2020
Texas Population
Texas Cement Consumption

Sources: U.S. Census Bureau, Portland Cement Association (PCA), USGS

MAJOR CAPITAL INVESTMENTS STRENGTHEN COMPETITIVE POSITION

STRONG COMPETITIVE POSITION IN MAJOR MARKETS

- Texas
  - Accounts for approximately 80% of TXI sales
  - TXI is the largest cement supplier in the state
  - TXI is a low cost cement supplier
  - Aggregate and ready mix operations are concentrated in Texas
  - Largest expanded shale and clay supplier in Texas
- California
  - Cement plant expansion makes TXI one of the largest competitors in southern California
  - Expansion gives TXI low cost cement capacity

TXI'S CEMENT EXPANSION PLAN IS A CORE FEATURE OF EXECUTING THE STRATEGY

- Favorable U.S. cement industry structure
  - Long-term cement consumption exceeds production capacity
  - High barriers to entry
    - Environmental permits are extremely difficult to obtain (a new plant in California is highly unlikely)
    - Scarcity of limestone reserves
    - High capital investment
  - Import terminals are largely owned by domestic cement producers (who are typically international producers as well)
  - High land transportation costs result in regional markets
- Efficient cement capacity in long-term growth markets should generate attractive returns to capital
  - All TXI cement expansion projects are at existing sites
    - They utilize infrastructure already in place
    - The underlying permits are already in place
    - Growth is organic rather than through acquisitions
  - All projects are in attractive long-term markets
  - All projects will improve production efficiencies
  - All projects will reduce per ton emissions

LOW COST OPERATIONS ARE KEY

High Productivity and Efficiency

	North Texas [1]	Old California [2]	New California [3]	Current Central Texas [4]	Current and New Central Texas [5]	PCA Comps [6]	PCA Best [6]
Labor Productivity							
Tons per man hour	6.0	2.6	6.1	2.8	6.4	3.6	5.8
Energy Efficiency							
Mmbtu / ton	3.2	5.0	2.5	3.7	2.6	3.3	2.3
Kwh / ton	118.6	164.6	115.0	124.6	110.0	136.0	115.0

Notes:
1 North Texas productivity from the dry kiln for the twelve months ended May 31, 2008
2 Old California productivity for the twelve months ended May 31, 2007
3 Expected California productivity for the new kiln at full capacity
4 Current Central Texas productivity for the twelve months ended May 31, 2008
5 Values reflect the expected combined operations of the current and new kilns at TXI's Central Texas plant
6 U.S. and Canadian Labor – Energy Input Survey, Portland Cement Association

ENHANCING COMPETITIVE POSITION

Modernizing and Expanding California Cement Plant

- Commissioned May 2008
- Added 2.3 million tons of state-of-the-art annual cement capacity
- Replaced 1.3 million tons of 50 year old production capacity
- Combined benefit of more capacity and significantly increased production efficiencies
  - Compared to old plant
  - Should be fully realized when California construction recovers

Central Texas Cement Plant Expansion

- Enhances TXI's market-leading position in Texas
- Adds 1.4 million tons of state-of-the-art cement capacity
- Existing 0.9 million ton cement facility will remain in operation
- Required permits and permissions are in place
- Completion of the project has been delayed due to market conditions

Incremental Production at North Texas Cement Plant

- Current annual production capacity is 2.8 million tons
- Plan to increase capacity by 0.5 million tons annually
- Increased production will come from a series of projects to improve the kiln that was added in 2001
- Significant clinker production improvements have already been realized
- Incremental nature of the additional production should improve efficiency
- Project has been delayed due to market conditions
- Plan to complete this project when market conditions improve

POTENTIAL FOR ACCELERATED PROFIT GROWTH

CEMENT CONSUMPTION EXPECTED TO REBOUND STRONGLY



Texas
California
CAGR: 7.9%
Thousand Metric Tons
15,000
10,000
5,000
0
12,425
13,346
14,459
470
1,956
2,434
11,955
11,391
12,024
2009E
2010E
2011E
CAGR: 8.9%
8,550
9,645
10,140
849
2,790
2,442
7,701
6,855
7,698
Base Consumption
Stimulus Impact

Source: Portland Cement Association.
Note: Years are calendar years.

CAPACITY EXPANSION AND LOW COST OPERATIONS TO DRIVE EARNINGS GROWTH

- Cement Capacity Expansion Projects (millions of tons)

FY07 Total Capacity	***5.0***
♦ California expansion	1.0
♦ Central Texas expansion	1.4
♦ North Texas incremental production	0.5
Targeted Capacity	***7.9***

- Margin Expansion
  - ◊ Efficiency improvements
  - ◊ All operations
- The timing for the projects and their related benefits have been deferred by the economic downturn
- TXI's strategy remains intact

SIGNIFICANT EARNINGS POTENTIAL IN A RECOVERY

	Shipments	Sales	Normalized Margin	Potential Operating Profit
	(Mill)	($Mill)		($Mill)
Cement (tons)	7.9	751	30%	225
Aggregates (tons)	25.0	200	20%	40
Ready-mix (yards)	4.5	405	9%	37
Other		130	20%	26
Combined Operating Profit				328
Corporate Expenses, Net				(30)
Depreciation				85
EBITDA				383
FY09 EBITDA				130
Growth %				*195%*

Note: Potential values assume a recovery in construction activity, cement consumption equal to or greater than cement capacity in Texas and California, normalized industry margins, and expected performance from new cement operations.

FOCUS ON SHAREHOLDER VALUE CREATION

TXI's BOARD AND MANAGEMENT FOCUS ON CREATING AND PRESERVING SHAREHOLDER VALUE

- Demonstrate an ability to execute value-creating transactions for shareholders
  - Spin-off of Chaparral Steel in 2005
- Set the Company on a path for long term value creation
  - Investing in critical projects that position TXI to be a low cost producer in the industry in a recovery
- Protect shareholder value in a downturn by:
  - Aggressively managing costs
  - Maintaining a conservative balance sheet and strong liquidity position

RECENT RECOVERY IN STOCK PRICE AFTER CHALLENGING PERIOD


YTD
140%
120%
100%
80%
60%
40%
20%
Indexed Price
Jan-2009
Feb-2009
Mar-2009
May-2009
Jun-2009
Aug-2009
Sep-2009
28.3%
15.6%
6.6%
Texas Industries
Peer Composite
S&P 500 Index

Source: Bloomberg, Market data as of 25-Sep-2009
Note: Peer composite consists of VMC, MLM, and EXP.

TXI HAS A HISTORY OF DELIVERING LONG TERM VALUE TO SHAREHOLDERS


5 Years
500 %
400 %
300 %
200 %
100 %
0 %
361 %
122 %
27 %
23 %
TXI
MLM
EXP
VMC

Source: Bloomberg, Market data as of 25-Sep-2009. Total return reflects reinvestment of cash dividends. Five-Year returns include impact of Chaparral spin-off, assuming shareholders held their Chaparral shares through the sale of the company.

AGGRESSIVELY MANAGING COSTS

- Consolidated cash gross margins in the most recent three quarters have been maintained despite a 28% reduction in sales
- Reduced employee and contract labor force by approximately 28% since December 2007
- Significantly reduced overtime pay, implemented a salary freeze for non-union employees and renegotiated a number of supply and service agreements
- Decreased corporate SG&A expenses in FY2009 by $15.9 million y-o-y
- CEO voluntarily reduced salary by 10% and other executive officers similarly reduced their salaries by 5%
- Adjusted production to match demand in all operations
- Displaced high priced coal with lower cost fuel sources to increase cost efficiency: Hunter plant operated with 83% alternative fuels in Q1
- Suspension of Hunter Texas cement plant expansion
  - Will conserve $40-60mm in cash payments in FY2010
- Reduced other capital expenditures

CONSERVATIVE BALANCE SHEET MANAGEMENT

- $200 million bank credit line
  - Matures August 2012
  - Utilization at May 31, 2009 - $28 million of letters of credit
  - Amended bank credit line June 2009 to an Asset Based Lending (ABL) structure to eliminate maintenance covenants unless borrowing availability under the borrowing base is less than $40 million
- $550 million 7.25% notes
  - Mature July 2013
  - $300 million add-on financing was completed in August 2008
- Capital Expenditures will decline dramatically in FY2010
  - Capital spending in FY2010 should range from $20 million to $30 million
  - Delay of Central Texas cement plant will conserve $40-60mm in 2010
  - Bolster Company's cash position

THIRD PARTY OBSERVATIONS ON TXI'S STRATEGY

THIRD PARTY OBSERVATIONS ON TXI'S STRATEGY

- "Despite our expectations that difficult market conditions will persist in the near-term for TXI, we believe **Texas and California offer particularly attractive longer-term prospects** as state demographics warrant investment in infrastructure, housing and other development."
- "With significant new efficient cement production capacity installed, but not fully realized in California given current market conditions, combined with continuous improvements in the North Texas facility…, we believe **TXI's Cement segment is capable of significant longer-term margin expansion from current levels** when market conditions improve and volumes recover."
- "**The company's recent success in grounding margins, despite rapid deterioration in volumes in the most recent reported fiscal quarter, appears to have been well received by the Street**."

  – *Brent Thielman, D.A. Davidson & Co., 29-May-2009*

THIRD PARTY OBSERVATIONS ON TXI'S STRATEGY

(Continued)

- "**Texas Industries'…low cost position in both California and Texas puts it in a favorable position with any demand recovery** and, in a normalized environment, we believe normalized earnings would be significantly above our $0.75 estimate for FY11."
  - *Christopher D. Manuel, KeyBanc Capital Markets, 16-Jul-2009*

- "That cement prices have remained relatively stable in the face of the worst peak-to-trough decline in cement volumes since WWII is a testament to the **industry's rational structure**, i.e., that it is **highly consolidated with high barriers to entry**."
  - *John F. Kasprzak, Jr., BB&T Capital Markets, 16-Sep-2009*

- "Yesterday, TXI posted EPS of $0.06 for 1Q:F10; we estimated a loss of $0.04 per, share and the consensus, a loss of $0.06. **We attribute the beat to better-than-expected cost controls in each of TXI's business segments**. The EBIT margin, at 9%, was also better than the 6.5% we forecast."
  - *Glenn Wortman, Sidoti & Company, 25-Sep-2009*

TXI'S BOARD, CORPORATE GOVERNANCE AND COMPENSATION PRACTICES

TXI's BOARD IS EXPERIENCED, ACTIVE AND ENGAGED

- Independent
  - 7 of 9 directors are independent
  - All standing committees are 100% independent
- New perspectives
  - Six independent directors added in past 6 years
- Active and engaged
  - The decision to spin-off Chaparral Steel Company was driven by TXI's Board
  - The board was deeply engaged in the plans to expand TXI's cement plants
- Relevant experience
  - All have significant experience in operational management roles
  - Most of whom have experience specifically in the construction materials industry
  - Other experience in finance, legal and regulatory fields

The TXI Board is the right team to lead the Company during the critical recovery phase

TXI'S SLATE: A WEALTH OF EXPERIENCE

Dr. Gordon Forward



- Joined Board in 1991
- Independent
- Member of Governance and Compensation Committees
- Prior experience: Vice Chairman, Texas Industries; President and CEO, Chaparral Steel Company,
  Former President of TXI Cement, Aggregates & Concrete Operations

Keith Hughes



- Joined Board in 2003
- Independent
- Member of Governance (Chair) and Audit Committees
- Prior experience: Vice Chairman, Citigroup; Chairman and CEO, Associates First Capital Corporation

Henry Mauz, Jr.



- Joined Board in 2003
- Independent
- Member of Audit and Compensation Committees
- Prior experience: Admiral, U.S. Navy; Advisory Board, Northrop Grumman

TXI's SLATE: QUALIFIED AND EXPERIENCED

Class of 2012

	Year Joined	Construction Materials Experience	Operational Management	Financial Acct'g	Legal / Regulatory	Public Co. Director
Dr. Gordon Forward	1991	✓	✓			✓
Keith Hughes	2003		✓	✓		✓
Henry Mauz, Jr.	2003		✓			✓
Mel Brekhus	2004	✓	✓			✓
Eugenio Clariond	2009	✓	✓			✓
Sam Coats	2005		✓		✓	✓
Thomas Ransdell	2005	✓	✓			✓
Robert Rogers	1970	✓	✓	✓	✓	✓
Ronald Steinhart	2007		✓	✓		✓
TXI Slate		**5/9**	**9/9**	**3/9**	**2/9**	**9/9**
Marjorie Bowen				✓		
Dennis Johnson, CFA				✓		
Gary Pechota		✓	✓	✓		✓
Shamrock Slate		**1/3**	**1/3**	**3/3**	**0/3**	**1/3**

TXI's COMPENSATION PRACTICES: PAY STRUCTURE BASED ON PERFORMANCE

Overview

- TXI's executive compensation is heavily weighted toward performance based variable compensation incentive payments and incentive based stock options
- Incentive payments based on return on equity
  - ◊ Target average RoE 25% better than U.S. manufacturing industry average[1]
- NO incentive payments to CEO and other named executives in 2009
- Significant incentives through stock option program
  - ◊ Named executives hold approximately 538k shares and 336k options[2]
  - ◊ Current average exercise price of $38 per share provides meaningful incentive to management

Top 5 Executive Compensation



6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
Comp Dollars
120
100
80
60
40
20
0
(20)
(40)
Adjusted Income From Continuing Operations ($mm)
2003 2004 2005 2006 2007 2008 2009
Proxy Year

CEO Compensation



2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
Comp Dollars
120
100
80
60
40
20
-
(20)
(40)
Adjusted Income From Continuing Operations ($mm)
2003 2004 2005 2006 2007 2008 2009
Proxy Year
Total Salary & Bonus
Adjusted Income from Continuing Operations

[1] 12% based on Economic Report of the President

[2] Shares includes 335k shares of common stock subject to options that are presently exercisable or that became exercisable within 60 days of May 31, 2009. These 335k shares subject to options are EXCLUDED from the 336k options held. Named executives hold a total of 671k options.

Note: Adjusted income from continuing operations includes add-back for spin off charges in 2006.

SHAMROCK'S AGENDA

SHAMROCK'S CLAIMS vs. THE FACTS

Shamrock Claim	The Facts
Stock performance has lagged peers	♦ Has outperformed peers YTD ♦ Total shareholder returns over the long-run are 6.3x peers on average[1]
Trades at a discount to peers	♦ Trades at 16.2x EV / LTM EBITDA vs. 13.5x of peers (EXP, MLM and VMC) ♦ Historical valuation has been in line with or exceeded peer group
Compensation does not match performance	♦ TXI's compensation has declined in-line with challenging performance during the recession ♦ No incentive payments for management last year
Operating margins and ROIC lag peers	♦ TXI's historical margins and ROIC reflect the older, high operating cost cement assets in California and the requirements of TXI's multi-year, large capital investment program ♦ TXI's recent investments have positioned the company to generate superior margins and ROIC in a market recovery

Source: Bloomberg, Market data as of 25-Sep-2009

[1] Based on TXI's total return over last five years of 361% vs. mean total return of MLM, EXP and VMC of 57%. Reflects reinvestment of cash dividends and for TXI includes the impact of Chaparral spin-off, assuming shareholders held their Chaparral shares through the sale of the company.

SHAMROCK'S OBJECTIVES: NO REAL PLAN

Shamrock Objective	The Reality
Make "operational improvements"	• Dissident nominees have limited operational and industry experience • No plans outlined
"Promote... accountability"	• 7 of 9 directors are independent
"Review strategic alternatives"	• No tangible plans outlined • Given environment, likely agenda is a quick sale regardless of the cycle
Make "Corporate governance improvements"	• Removal of structural defenses reduces negotiating leverage for Board against opportunistic bidders – of particular concern in a downturn

Shamrock offers no tangible solutions to enhance value – their likely goal is a quick sale of the Company

SHAMROCK'S DIRECTOR NOMINEES: LIMITED RELEVANT EXPERIENCE

Marjorie Bowen	♦ 1989-2008 – Managing Director, Houlihan Lokey Howard & Zukin, a boutique investment bank ♦ Director of two private companies ♦ <u>No</u> operational experience ♦ <u>No</u> construction materials experience ♦ <u>No</u> public board experience
Dennis Johnson, CFA	♦ 2008-Present – Managing Director, Shamrock Capital Advisors, a private investment fund ♦ 2005-2008 – Senior Portfolio Manager, CalPERS ♦ 1994-2005 – Managing Director, Citigroup Global Markets ♦ <u>No</u> operational experience ♦ <u>No</u> construction materials experience ♦ <u>No</u> public board experience
Gary Pechota	♦ 2007-Present – President & CEO, DT-TRAK Consulting ♦ 1992-2001 – Various roles including CEO, President & Chairman, Giant Cement Company ♦ 1983-1992 – President & CEO, Dakota Cement Company ♦ Director at Insteel Industries

Both Bowen and Pechota are being paid $50,000 by Shamrock to run on its slate

CONCLUSION

TXI'S BOARD & MANAGEMENT TEAM ARE BEST POSITIONED TO ENHANCE VALUE FOR ALL SHAREHOLDERS

- Our Board of Directors and Management has positioned the company to create significant value for shareholders as the construction market recovers
  - Major capital investment projects in recent years will transform the company into one of the most efficient cement producers in Texas and California
  - As the cement cycle turns, TXI has the opportunity to grow revenues substantially and accelerate its profits
  - TXI acted aggressively to manage costs by reducing headcount, compensation and by controlling production levels
  - Strong balance sheet to withstand challenging financing market
- TXI's Board determined that Gordon Forward, Keith Hughes and Henry Mauz are the directors that would best serve the interests of all TXI shareholders
- We believe that the Shamrock slate would only advance the short-term agenda of Shamrock's fund

Vote the BLUE Proxy Card to

Elect Texas Industries' Board Nominees

APPENDIX A: SUPPLEMENTAL MATERIALS

TXI CREATED SIGNIFICANT VALUE FOR SHAREHOLDERS THROUGH THE CHAPARRAL SPIN-OFF

Shares owned at Chaparral Spin-Off (27-Jul-2005)	1.00
Chaparral Spin-Off Price	$12.50
Value of Chaparral Shares	**$12.50**
Shares owned at Chaparral Stock-Split (01-Sep-2006)	2.00
Chaparral Price (05-Sep-2009)	$38.80
Value of Chaparral Shares	$77.60
Shares owned at Chaparral Sale with dividends reinvested (10-Jul-2007)	2.01
Chaparral Sale Price	$86.00
Value of Chaparral Shares	$172.86
Total Shareholder Return	**1,283%**

RELATIVE ENTERPRISE VALUE / EBITDA MULTIPLES OVER TIME

3 Years Ago



16.0 x
14.0 x
12.0 x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
0.0 x
9.5 x
9.9 x
8.7 x
6.9 x
TXI
VMC
MLM
EXP

1 Year Ago



16.0 x
14.0 x
12.0 x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
0.0 x
11.8 x
13.5 x
11.8 x
11.5 x
TXI
VMC
MLM
EXP

Today



18.0 x
16.0 x
14.0 x
12.0 x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
0.0 x
16.2 x
14.9 x
11.5 x
14.1 x
TXI
VMC
MLM
EXP

Source: FactSet, Market data as of 25-Sep-2009
Note: LTM EBITDA multiples.

APPENDIX B: DIRECTOR BIOGRAPHIES

DR. GORDON E. FORWARD

- 73 years of age and has served as a director since 1991
- Chairman Emeritus of the United States Business Council for Sustainable Development in Austin, Texas since December 2002
  - ◊ Non-profit association of businesses whose purpose is to create value-driven sustainable development projects in the U.S.
- Has more than 30 years of experience in the steel industry, including as President and CEO of Chaparral Steel Company
  - ◊ During his tenure with Chaparral, Fortune magazine selected Chaparral one of the ten best managed manufacturing companies in America
- He also is an experienced executive in the cement, aggregates and concrete business
  - ◊ While at Chaparral, between 1988 and 1991 he also served as President of the Cement, Aggregates and Concrete division of the Company
- Currently a director of Norbord Inc., Dr. Forward is on the Council of Advisors for the Jacobs School of Engineering at the University of California at San Diego, and is a former advisor to the Stanford Business School and the Department of Materials Science at the Massachusetts Institute of Technology
- He received the President's Volunteer Service Award from the U.S. Environmental Protection Agency in 2007, and the National Environmental Award from the American Institute of Mining Metallurgical and Petroleum Engineers in 2002 in recognition of his contributions to the field of waste minimization
- He is also an elected member of the National Academy of Engineering

KEITH W. HUGHES

- 63 years of age and has served as a director since 2003
- Has been a management consultant to domestic and international financial institutions since April 2001
- He has over 39 years of experience in the banking and finance industries
    - ◊ Vice Chairman and a director of Citigroup Inc. (commercial and investment banking), New York, New York from November 2000 to April 2001
    - ◊ Chairman and Chief Executive Officer of Associates First Capital Corporation (consumer and commercial finance), Dallas, Texas from February 1995 through November 2000
    - ◊ He has held senior management positions with other banks in San Francisco, Chicago and Minneapolis
- Currently a director of Fidelity National Information Services, Inc. and Pilgrim's Pride Corporation
- Former director of Certegy, Inc., Carreker Corporation, Visa U.S.A. and Visa International

HENRY H. MAUZ, JR.

- 73 years of age and has served as a director since 2003
- An Admiral U.S. Navy (Ret.)
- Until his retirement in 1994, he served over 35 years on active duty after graduating from the U.S. Naval Academy
  - Served as the Deputy Chief of Staff of the U.S. Pacific Fleet, Commander of the U.S. Seventh Fleet in the Far East, and commander of all naval forces in the Persian Gulf region during Operation Desert Shield
  - He was also Deputy Chief of Naval Operations for Navy Program Planning, where he was responsible for long range planning as well as the preparation and submission to Congress of the Navy's budget of over $75 billion
  - In 1992 he became Commander-in-Chief, U.S. Atlantic Fleet, a capacity in which he commanded over half of the Navy's operational force, including some 230 ships, 2000 aircraft, 27 bases and 150,000 people, and executed an annual budget of $4.7 billion
- He is Chairman of the Naval Postgraduate School Foundation, Inc. (non-profit organization for enhancement of Naval Postgraduate School) and a director of CoalStar Industries, Inc
- Former director of Con-way Inc. and a former member of the Advisory Board of Northrop Grumman Ship Systems (shipbuilding)

APPENDIX C: RECONCILIATION EBITDA TO NET INCOME

RECONCILIATION OF EBITDA TO NET INCOME IN $ MILLIONS

	FY 2009
EBITDA Reconciled	
Net Income from Continuing Operations	17
Plus (minus):	
Interest	33
Income Taxes	(13)
Depreciation, Depletion & Amortization	68
Plus Goodwill Impairment	(59)
EBITDA	130

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, plus the goodwill impairment

EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.

It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.

EBITDA is not necessarily comparable to similarly titled measures used by other companies.

IMPORTANT ADDITIONAL INFORMATION

Texas Industries and its directors and chief financial officer may be deemed to be participants in the solicitation of proxies from the shareholders of Texas Industries in connection with the matters described herein. Information regarding the interests of the directors and chief financial officer of Texas Industries are available in Texas Industries' proxy statement for the 2009 annual meeting of shareholders, to be held on October 22, 2009, filed August 28, 2009, and Texas Industries' Annual Report on Form 10-K, filed on July 17, 2009. TEXAS INDUSTRIES SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD, AND ANY AMENDMENTS AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN TEXAS INDUSTRIES SOLICITATION OF PROXIES. In addition, Texas Industries files annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission. Shareholders can obtain the definitive proxy statement and the proxy card, and any amendments or supplements to the proxy statement, as well as other documents filed by Texas Industries with the Securities and Exchange Commission, for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Documents filed by Texas Industries with the Securities and Exchange Commission, including the proxy statement and the proxy card, are also available for free at Texas Industries' Internet website at http://investorrelations.txi.com/sec.cfm or by writing to Texas Industries at 1341 W. Mockingbird Lane, Suite 700W, Dallas, TX 75247. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC., at (800) 449-0910.